UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2017

Avangrid, Inc.

(Exact name of registrant as specified in its charter)

New York	001-37660	14-1798693
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

180 Marsh Hill Road Orange, Connecticut	06477
(Address of principal executive offices)	(Zip Code)

(207) 629-1200

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2017, Sara J. Burns, Chief Executive Officer and President of Central Maine Power Company, an indirect wholly-owned subsidiary of Avangrid, Inc. (the “Company”), notified the Company of her intention to retire effective December 31, 2017.

Item 8.01	Other Events.

On November 16, 2017, the Company entered into an Underwriting Agreement with BBVA Securities Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., and Wells Fargo Securities, LLC, as representatives of the several underwriters listed therein (collectively, the “Underwriters”), for the issuance and sale by the Company of $600 million aggregate principal amount of its 3.150% notes due 2024 (the “Notes”). The closing of the offering occurred on November 21, 2017.

The Notes were issued pursuant to an indenture, dated as of November 21, 2017, between the Company and The Bank of New York Mellon, as trustee (the “Indenture”), as supplemented by the First Supplemental Indenture, dated as of November 21, 2017 (the “First Supplemental Indenture”).

The Notes were issued in an underwritten public offering pursuant to the Company’s Registration Statement on Form S-3ASR filed with the Securities and Exchange Commission on November 13, 2017 (Reg. No. 333-221502) (the “Registration Statement”) and related prospectus, dated November 13, 2017, and prospectus supplement, dated November 16, 2017.

Interest on the Notes is payable semi-annually in arrears on June 1 and December 1 of each year, commencing on June 1, 2018, and on the maturity date for the Notes. The Notes will mature on December 1, 2024. The Notes are the Company’s direct unsecured and unsubordinated obligations and rank equally with the Company’s other unsecured and unsubordinated indebtedness from time to time outstanding. The Notes are structurally subordinated to all existing and future obligations at the Company’s subsidiaries.

The foregoing description of the Notes and related agreements is qualified in its entirety by the terms of the Underwriting Agreement, the Indenture, and the First Supplemental Indenture (including the form of the Notes), which are filed as Exhibits 1.1 and 4.1 through 4.3, respectively, hereto and are incorporated herein by reference and incorporated by reference into the Registration Statement. An opinion regarding the legality of the Notes is filed as Exhibit 5.1 hereto, and is incorporated by reference into the Registration Statement, and a consent relating to the incorporation of such opinion is incorporated by reference into the Registration Statement and is filed as Exhibit 23.1 hereto by reference to its inclusion within Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 16, 2017, by and among the Avangrid, Inc., BBVA Securities Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., and Wells Fargo Securities, LLC

4.1	Indenture, dated as of November 21, 2017, between the Company and The Bank of New York Mellon, as trustee

4.2	First Supplemental Indenture, dated November 21, 2017, between the Company and The Bank of New York Mellon, as trustee

4.3	Form of Global Note Representing the Notes (included in Exhibit 4.2)

5.1	Opinion of White & Case LLP

23.1	Consent of White & Case LLP (included in the opinion filed as Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANGRID, INC.

	By:	/s/ Richard J. Nicholas
	Name:	Richard J. Nicholas
	Title:	Senior Vice President – Chief Financial Officer

Dated: November 21, 2017

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